Exhibit 99.1

CopyTele Raises $4 Million in Registered Direct Offering

MELVILLE, NY – July 15, 2014: CopyTele, Inc. (“CTI“) (OTCQB: COPY), a company that protects the rights of inventors through patent monetization and patent assertion, today announced that it has raised $4 million via a registered direct offering of its common shares.

Robert Berman, CTI’s President and CEO stated, “This financing will further strengthen our balance sheet, help position the company for accelerated growth, and insure that we have the resources that we need to maximize returns from our 33 lawsuits, including our upcoming arbitration trial against AU Optronics which is scheduled for November of 2014.”

Alere Financial Partners, LLC, a division of Summer Street Research Partners, acted as the sole placement agent for the transaction. For more details on the registered direct offering, please refer to the Prospectus Supplement, and Form 8K filed today with the Securities and Exchange Commission.

CTI and its subsidiary companies currently have 33 active lawsuits across 6 patent assertion programs, including E-Paper Electrophoretic Displays, Nano Field Emission Displays, Key Based Web Conferencing Encryption, J-Channel Window Frame Construction, Loyalty Conversion Systems, and Encrypted Cellular Communications. Three of CTI’s patent assertion programs have already begun to generate revenue.

About CopyTele, Inc.

CTI develops and acquires patented technologies for the purposes of patent monetization and patent assertion. The company currently has 10 patent portfolios in the areas of Key Based Web Conferencing Encryption, Encrypted Cellular Communications, E-Paper® Electrophoretic Display, Nano Field Emission Display (“nFED”), Micro Electro Mechanical Systems Display (“MEMS”), Loyalty Conversion Systems, J-Channel Window Frame Construction, VPN Multicast Communications, Internet Telephonic Gateway, and Enhanced Auction Technologies.  Additional information is available at www.CTIpatents.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele's current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2013 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.